UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Common Stock, par value $0.00001 per share	EXPI	NASDAQ
(Title of Each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 25, 2021, the Board of Directors (the “Board”) of eXp World Holdings, Inc. (the “Company”), amended Section 1.10 (the “Bylaws Amendment”) of the Company’s Amended and Restated Bylaws (the “Bylaws”) to update and clarify the ability of stockholders to take action by written consent. As a result of the Bylaws Amendment, stockholders may take action by written consent so long as the Company is a “controlled company” under the rules of the Nasdaq Stock Market. Prior to the amendment, the Bylaws had provided that stockholder action by written consent could be taken only if Glenn Sanford and Penny Sanford, the Company’s largest stockholders, held in the aggregate a majority in voting power of all shares entitled to vote in the election of directors. The Bylaws Amendment has had no practical effect on the ability of stockholders to take action by written consent, because Glenn and Penny Sanford have held a majority in voting power, and the Company has been a “controlled company” under Nasdaq rules, continuously since the effective date of the Bylaws Amendment.

The foregoing summary of the Bylaws Amendment is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.2	Amendment to Amended and Restated Bylaws of eXp World Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: December 3, 2021	/s/ James Bramble
James Bramble
General Counsel